UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 2, 2025

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 102, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vesting of Outstanding Option

On June 17, 2022, Creative Realities, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing, among other things, the issuance of an option to purchase up to 1,000,000 shares of Company common stock to its Chief Executive Officer and Chairman, Richard Mills (the “Option”). The number of option shares was subsequently reduced to 333,334 effective upon the Company’s 1-for-3 reverse stock split on March 27, 2023. The vesting of the Option depended in part on the Company’s share price meeting various share price targets. One such share price target is an amount equal to the “Guaranteed Price,” as such term is defined in that certain Agreement and Plan of Merger dated November 12, 2021 (as amended the “Merger Agreement”) by and among the Company, Reflect Systems, Inc., a Delaware corporation (“Reflect”), CRI Acquisition Corporation, a Delaware corporation, and RSI Exit Corporation, a Texas corporation and representative of the former stockholders of Reflect (“RSI”). Under the terms of the option agreement, as amended on February 17, 2025, the Option was to vest on or before the date on which the Guaranteed Price was agreed upon by the Company and RSI or finally determined in accordance with the terms of the Merger Agreement.

On March 14, 2025, the Company and RSI settled and resolved a dispute related to the Guaranteed Consideration. On June 2, 2025, in consideration of Mr. Mills efforts in resolving and settling such dispute, the Compensation Committee of the Company fully vested the Option and the Company and Mr. Mills executed a Second Amendment to Stock Option Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Issuance of Executive Options

On June 2, 2025, the Company issued Mr. Mills and David Ryan Mudd, Interim Chief Financial Officer, options to purchase 206,000 and 69,000 shares of Company common stock, respectively. The options have a ten-year term and vest in three equal installments on June 2, 2026, 2027 and 2028, subject to continuing service to the Company as of such vesting date. The exercise price of such options is $3.05, the closing price of the Company’s common stock as reported on Nasdaq on the issuance date. The options are issued pursuant to the Company’s 2023 Stock Incentive Plan, as amended, and are subject to such other terms and conditions as are specified in the form of option agreement filed as Exhibit 10.2 of this Current Report on Form 8-K.

The foregoing descriptions are summaries only and do not purport to be complete and are qualified in their entirety by reference to the Second Amendment to Stock Option Agreement and Form of Stock Option Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Second Amendment to Stock Option Agreement
10.2	Form of Stock Option Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2025

Creative Realities, Inc

By:	/s/ David Ryan Mudd
David Ryan Mudd
Interim Chief Financial Officer